                                                                EXHIBIT NO. 99.3

                                  CERTIFICATE

     I, Rick A. Harrington, Senior Vice President, Legal, and General Counsel of Conoco Inc., a Delaware corporation (the "Company"), hereby certify on behalf of the Company as follows:

          (1) The Company or its agent has instructed the Company's bank or a wire transfer service to transmit to the Securities and Exchange Commission (the "Commission") the applicable filing fee by wire transfer of such amount from the Company's account or the Company's agent's account to the Commission's account at Mellon Bank as soon as practicable but no later than the close of business on October 22, 1998;

          (2) Neither the Company nor its agent will revoke such instructions;
     and

          (3) The Company or its agent has sufficient funds in such account to cover the amount of such filing fee.

     IN WITNESS WHEREOF, I have executed this certificate as of October 21, 1998.

                                          CONOCO INC.

                                          By    /s/ RICK A. HARRINGTON
                                          --------------------------------------
                                          Name: Rick A. Harrington
                                          Title:   Senior Vice President,
                                                   Legal, and General Counsel